Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


IMMEDIATE RELEASE
November 30, 2004

            UNITED NATURAL FOODS ANNOUNCES 25% INCREASE IN NET SALES
             AND $0.24 IN DILUTED EARNINGS PER SHARE, A 42% INCREASE
                      FOR THE FIRST QUARTER OF FISCAL 2005

    Reports Record Sales of $478 Million in the First Quarter of Fiscal 2005
                      Raises Fiscal 2005 Earnings Guidance

Dayville, Connecticut - November 30, 2004 -- United Natural Foods, Inc. (Nasdaq:
UNFI) today reported net income of $9.9 million for the first quarter of fiscal 2005, ended October 31, 2004, or $0.24 per share on a diluted basis. Net sales for the first quarter of fiscal 2005 were $477.5 million, an increase of $96.2 million, or 25.2%, from the $381.4 million recorded in the first quarter of fiscal 2004. Strong growth in all sales channels of United Distribution contributed to the record sales.

Net income for the first quarter of fiscal 2005, increased 50.0% to $9.9 million, or $0.24 per diluted share, compared to $6.6 million, or $0.16 per diluted share, excluding special items, for the quarter ended October 31, 2003. In the first quarter of fiscal 2004, special items consisted of a non-cash income item related to the change in fair value of certain interest rate swaps and the related option agreements. There were no special items for the quarter ended October 31, 2004. Net income for the first quarter of fiscal 2005, increased 45.8% to $9.9 million, or $0.24 per diluted share, compared to $6.8 million, or $0.17 per diluted share, including the effect of special items, for the quarter ended October 31, 2003.

Historically, expenses related to the change in fair value of interest rate swaps, distribution facility expansions and asset impairment charges (including goodwill) have been classified as special items. However, at this time the Company does not know the extent or significance of these items or whether the Company will in fact incur any of these or other special items in fiscal 2005. The Company's guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If any of these assumptions vary, the Company's guidance may change. There can be no assurance that the Company will achieve these results. A description of the Company's use of non-GAAP information is provided under "Non-GAAP Results" below.

The following table details the amounts and effects of the special items for the first quarter of fiscal 2004:

     -------------------------------------------------------------------------------------------------
     Quarter Ended October 31, 2003                             Pretax                     Per diluted
     (in thousands, except per share data)                      Income      Net of Tax        share
                                                                ------      ----------        -----

     Income, excluding special items:                           $10,806       $6,591          $0.16

     Special items - Income
     Interest rate swap and related agreements (included
     in change in fair value of financial instruments)              304          186           0.01

     -------------------------------------------------------------------------------------------------
     Income, including special items:                           $11,110       $6,777          $0.17
     =================================================================================================

All non-GAAP numbers have been adjusted to exclude special charges. A reconciliation of specific adjustments to GAAP results for the quarters ended October 31, 2003 is included in the financial table shown above. A description of the Company's use of non-GAAP information is provided under "Non-GAAP Results" below.

On December 29, 2003, the Company assigned and transferred all of its obligations of its two "ineffective" interest rate swaps to a third party at a cost of $5.4 million plus accrued interest. As a result of this novation, these "ineffective" swaps will no longer be included as a special item for future fiscal periods. These "ineffective" swaps were included as a special item through the second quarter of fiscal 2004.

The Company entered into interest rate swap agreements in October 1998, August 2001 and May 2003. The October 1998 and August 2001 agreements were "ineffective" hedges as a result of the options held by the counter parties that may extend the original term of the interest rate swap agreements. Applicable accounting treatment requires that the Company record the changes in fair value of the October 1998 and August 2001 agreements in its consolidated statement of income, rather than within "accumulated other comprehensive income" in its statement of stockholders' equity. The changes in fair value are dependent upon the forward looking yield curves for each swap. The May 2003 agreement is an "effective" hedge and therefore does not require this treatment. The Company believes that its October 1998 and August 2001 agreements are special items that are excludable as non-recurring items. First, the Company only intends to enter into "effective" hedges going forward. This stated intention began with the May 2003 agreement. Second, the Company believes that the October 1998 and August 2001 agreements may distort and confuse investors if the change in fair value cannot be treated as a special item because their inclusion directly impacts its reported earnings per share. A change in fair value, whether positive or negative, can significantly increase or decrease its reported earnings per share. For example, the Company recorded a positive change in fair value for the second quarter of fiscal 2004 that increased its diluted earnings per share by $0.01, and in the first quarter of fiscal 2003, the company recorded a negative change in fair value that decreased its diluted earnings per share by $0.03. If the Company were prohibited from excluding this item as a special item, it would artificially inflate its reported earnings per share and thereby mislead investors as to its results of operations and our financial condition.

Comments from Management

"Continuing our momentum from fiscal 2004, we are pleased to start off fiscal 2005 with another strong quarter of financial results." said Steven Townsend, Chairman and Chief Executive Officer. "Reflecting the efforts of a well-focused team and the successful execution of our sales and operating strategies which have been designed to meet the growing demand for natural and organic products, we realized solid gains in sales, net income, and earnings per share which are indicators that our plans are on target. These gains came despite the negative impact of the hurricanes that we experienced in Florida, rising fuel prices and the impact of our decision to close our Mounds View, MN facility due to its small size." Mr. Townsend added, "We remain focused on serving a broad customer base and are extremely pleased to report sales growth of 25% and comparable distribution sales growth of 12% excluding Wild Oats. In addition, we are pleased with our continued progress to improve operating margins. Our first quarter operating margin was 3.7%, up 26 basis points from the same period last year in spite of the impact of the hurricane, Mounds View closure and the rising fuel costs."

Raises Fiscal 2005 Earnings Guidance

The Company is raising its guidance for fiscal 2005, ending July 31, 2005, with projected revenues remaining in the $1.9 to $2.0 billion range, and projected earnings per share, excluding potential special items, increasing to a range of $0.95 - $1.00 per diluted share. Previously, the Company had announced earnings per share guidance, excluding potential special items, from $0.93 - $0.97 per diluted share.

Conference Call

Management will conduct a conference call and audio webcast at 11:00 a.m. ET on November 30, 2004 to review the Company's quarterly results, market trends and future outlook. The conference call dial-in number is 303-262-2130. The audio webcast will be available, on a listen only basis, via the Internet at www.fulldisclosure.com or at the Investor Relations section of the Company's website, www.unfi.com. Please allow extra time to the webcast to visit the site and download any software required to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes over 35,000 products to more than 18,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

                             Financial Tables Follow

For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

AT THE COMPANY:                             FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Rick Puckett                                Joseph Calabrese
Chief Financial Officer                     General Information
(860) 779-2800                              (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's annual report on Form 10-K filed with the Commission on October 14, 2004, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Non-GAAP Results: To supplement its financial statements presented on a GAAP basis, the Company uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude special charges. The Company believes that the use of these additional measures is appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future as these special charges are not expected to be part of the Company's ongoing business. The adjustments to the Company's GAAP results are made with the intent of providing both management and investors with a more complete understanding of the underlying operational results and trends and its marketplace performance. For example, these adjusted non-GAAP results are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States of America. A comparison and reconciliation from non-GAAP to GAAP results is included in the table within this release.

                           UNITED NATURAL FOODS, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (In thousands, except per share data)

                                                          Three months ended
                                                              October 31,
                                                         --------------------
                                                           2004         2003
                                                         --------    --------

Net sales                                                $477,542    $381,382

Cost of sales                                             385,099     305,209
                                                         --------    --------

                Gross profit                               92,443      76,173
                                                         --------    --------

Operating expenses                                         74,597      62,932

Restructuring charge                                          170          --

Amortization of intangibles                                   141         232
                                                         --------    --------

                Total operating expenses                   74,908      63,164
                                                         --------    --------

                Operating income                           17,535      13,009
                                                         --------    --------

Other expense (income):
         Interest expense                                   1,433       2,320
         Change in fair value of financial instruments         --        (304)
         Other, net                                          (101)       (117)
                                                         --------    --------

                Total other expense                         1,332       1,899
                                                         --------    --------

                Income before income taxes                 16,203      11,110

Income taxes                                                6,319       4,333
                                                         --------    --------

                Net income                               $  9,884    $  6,777
                                                         ========    ========

Per share data (basic):

                Net income                               $   0.25    $   0.17
                                                         ========    ========

Weighted average basic shares of common stock              40,123      39,051
                                                         ========    ========

Per share data (diluted):

                Net income                               $   0.24    $   0.17
                                                         ========    ========

Weighted average diluted shares of common stock            41,580      40,364
                                                         ========    ========

                           UNITED NATURAL FOODS, INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                                 (In thousands)

                                                                October 31,    July 31,
                                                                   2004          2004
                                                                -----------    --------

ASSETS
Current assets:
    Cash                                                          $  5,753     $ 13,633
    Accounts receivable, net                                       132,939      106,178
    Notes receivable, trade, net                                       761          772
    Inventories                                                    214,255      196,171
    Prepaid expenses                                                 8,507        7,007
    Deferred income taxes                                            8,061        7,610
                                                                  --------     --------
       Total current assets                                        370,276      331,371

Property & equipment, net                                          114,745      114,140

Other assets:
    Goodwill                                                        57,399       57,242
    Notes receivable, trade, net                                     1,996        1,601
    Intangible assets, net                                             140          154
    Other                                                            4,000        4,259
                                                                  --------     --------

       Total assets                                               $548,556     $508,767
                                                                  ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                              $115,541     $ 80,875
    Notes payable - line of credit                                  99,138      107,004
    Accrued expenses and other current liabilities                  28,677       29,501
    Current portion of long-term debt                                8,134        4,766
    Income taxes payable                                             5,021           --
                                                                  --------     --------
       Total current liabilities                                   256,511      222,146

  Long-term debt, excluding current portion                         39,318       43,978
  Deferred income taxes                                              7,978        7,730
  Other long-term liabilities                                           89          137
                                                                  --------     --------
       Total liabilities                                           303,896      273,991
                                                                  --------     --------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, $0.01 par value, authorized 5,000 shares
      at October 31, 2004 and July 31, 2004, respectively; none
      issued and outstanding                                            --           --
    Common stock, $0.01 par value, authorized 50,000 shares;
      issued and outstanding 40,130 and 40,118 at October 31,
      2004 and July 31, 2004, respectively                             401          401
    Additional paid-in capital                                     101,397      101,118
    Unallocated shares of ESOP                                      (1,727)      (1,768)
    Accumulated other comprehensive (loss) income                      (80)         240
    Retained earnings                                              144,669      134,785
                                                                  --------     --------
       Total stockholders' equity                                  244,660      234,776
                                                                  --------     --------

Total liabilities and stockholders' equity                        $548,556     $508,767
                                                                  ========     ========

                           UNITED NATURAL FOODS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                  Three months ended
                                                                      October 31,
                                                                 --------------------
                                                                   2004        2003
                                                                 --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                       $  9,884    $  6,777
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                   3,092       2,744
    Change in fair value of financial instruments                      --        (304)
    Loss on disposals of property & equipment                           9           2
    Provision for doubtful accounts                                   466         570
 Changes in assets and liabilities, net of acquired companies:
   Accounts receivable                                            (27,227)     (4,350)
   Inventory                                                      (18,084)    (17,499)
   Prepaid expenses and other assets                               (1,876)        951
   Notes receivable, trade                                           (384)       (357)
   Accounts payable                                                34,666      22,574
   Accrued expenses and other current liabilities                    (841)     (4,140)
   Income taxes payable                                             5,021       3,230
   Tax effect of stock options                                         74          97
                                                                 --------    --------
Net cash provided by operating activities                           4,800      10,295
                                                                 --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                           (3,590)     (2,329)
    Proceeds from disposals of property and equipment                  25          57
                                                                 --------    --------
Net cash used in investing activities                              (3,565)     (2,272)
                                                                 --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net repayments under note payable                              (7,866)       (583)
    Repayments on long-term debt                                   (1,292)     (1,014)
    Principal payments of capital lease obligations                  (162)       (288)
    Proceeds from exercise of stock options                           205         366
                                                                 --------    --------
Net cash used in financing activities                              (9,115)     (1,519)
                                                                 --------    --------

NET (DECREASE) INCREASE IN CASH                                    (7,880)      6,504
Cash at beginning of period                                        13,633       3,645
                                                                 --------    --------
Cash at end of period                                            $  5,753    $ 10,149
                                                                 ========    ========

Supplemental disclosures of cash flow information:
  Cash paid during the period for:
    Interest                                                     $  1,377    $  2,220
                                                                 ========    ========
    Income taxes, net of refunds                                 $  1,166    $    388
                                                                 ========    ========